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Exhibit 8.1


MORGAN BEAUMONT NEWS RELEASE

MORGAN BEAUMONT RAISES $5 MILLION THROUGH PRIVATE PLACEMENT

                SARASOTA, FLORIDA - July 18, 2005 - Morgan Beaumont, Inc. (OTC
       BB: MBEU), a premier technology solution provider to the Stored Value and Debit Card market and owner of the SIRE NetworkTM, today announced that it raised approximately $5 million in equity capital, which is to be used for general business operations including the roll-out of strategic marketing programs and to enhance and execute several specific sales and marketing initiatives. The terms of this private placement transaction give the investors the opportunity to purchase an additional $7 million in equity.

                Cliff Wildes, CEO of Morgan Beaumont, stated, "We are pleased to announce that this additional capital was secured from existing long-term investors who believe in the capabilities and potential of our products and services, our management team and our mission and vision to grow the company. More importantly, with these funds we will be able to accelerate our product development, the functionality and build-out of our Sire Network technology, and execute on strategic marketing and sales programs in collaboration with our major distribution partners, positioning Morgan Beaumont to reach our next phase of achievement."

                According to the terms of the transaction, Morgan Beaumont issued approximately 12.4 million shares of its common stock.

                Morgan Beaumont, Inc. is a Technology Solutions Company located in Sarasota, Florida. The company is one of the premier providers of Stored Value and Debit Card Solutions in the United States. The company has developed POS and PC based software that connects merchants with multiple Stored Value Processors and Issuing Banks, in addition to private transaction networks and IVR and CRM technology. Morgan Beaumont is a MasterCard Third Party Processor (TPP). The company owns and operates the SIRE Network, a national network of Stored Value and Debit Card load stations located throughout the United States. To learn more about Morgan Beaumont, please visit http://www.morganbeaumont.com.


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 "Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
 ------------------------------------------------------------------------------

 Statements about the expected future prospects of our business and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions, including the lingering effects of the economic slowdown and services revenue; the overall condition of the bank card industry, including the effect of any further consolidation among financial services firms; the regulatory, credit and market risks associated with our operations; the integration of acquired businesses, the performance of our businesses; the effect of war, terrorism or catastrophic events; the timing and magnitude of sales; the timing and scope of technological advances; the ability to retain and attract customers and key personnel; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results and when applicable, are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.



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